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EXHIBIT 11

STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                              FOR THE THREE MONTHS
                                                 ENDED MARCH 31
                                             1996              1995
                                          ----------------------------
PRIMARY:
Average shares outstanding                 2,830,130         2,835,670
Net effect of options                          2,115                85
                                          ----------------------------
Total                                      2,832,230         2,835,755
                                          ============================

Net income                                $2,121,000        $2,081,000
Earnings per share                             $0.75             $0.73
                                          ============================

FULLY DILUTED:
Average shares outstanding                 2,830,130         2,835,670
Net effect of options                          2,492                85
                                          ----------------------------
Total                                      2,832,622         2,835,755
                                          ============================

Net income                                $2,121,000        $2,081,000
                                          ============================
Earnings per share                             $0.75             $0.73
                                          ============================


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